Exhibit 99.1

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, November 24, 2009

11:00 A.M. Central Standard Time

Eight Greenway Plaza

Suite 1000

Houston, TX 77046

REITPlus, Inc. Eight Greenway Plaza, Suite 1000 Houston, TX 77046	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REITPLUS, INC.

The undersigned shareholder of REITPlus, Inc. (“REITPlus”) hereby appoints H. Kerr Taylor and Chad C. Braun, each with power to act without the other and with full power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to cast on behalf of the undersigned, as provided on the other side and in their discretion upon any procedural matters that may properly come before the special meeting of shareholders of REITPlus to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 at 11:00 a.m. Central Standard Time on Tuesday, November 24, 2009, or at any adjournment or postponement thereof, all of the votes that the undersigned is entitled to cast at such special meeting, and to attend and otherwise represent the undersigned at such special meeting with all powers which the undersigned would possess if personally present at the special meeting.

The undersigned hereby acknowledges receipt of the REITPlus Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

See reverse for voting instructions

(Continued and to be marked, dated and signed, on the other side)

CONTROL #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-866-540-5754 – QUICK***EASY***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 23, 2009.
•	Please have your proxy card available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – www.proxyvoting.com/rtpi – QUICK***EASY***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 23, 2009.
•	Please have your proxy card available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote by Phone or Internet, please do not mail your Proxy Card

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

\/ Please detach here \/

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED “FOR” THE PROPOSALS.

ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 10, 2009, BY AND AMONG REITPLUS, REITPLUS ADVISOR, INC. AND AMREIT, A COPY OF WHICH IS ATTACHED AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY,INCLUDING THE MERGER OF AMREIT WITH AND INTO REITPLUS.

☐	For	☐	Against	☐	Abstain

ITEM 2. TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.

☐	For	☐	Against	☐	Abstain

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.